UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2009

U.S. Shipping Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32326	20-1447743
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

399 Thornall St., 8th Floor
Edison, NJ		08837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 635-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements in this Current Report on Form 8-K which are not historical, including statements regarding the Partnership’s or management’s intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause its actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks and uncertainties are discussed in detail in the Partnership’s filings with the SEC and include, among other things, increased financing costs, no occurrence of an event of default under our credit agreement that would allow our lenders to immediately exercise their remedies under the credit facility, our liquidity, future charter rates and demand in the spot market for vessels. Investors are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Partnership assumes no responsibility to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

SECTION 8 — OTHER EVENTS

ITEM 8.01. Other Events.

The Partnership has commenced a lawsuit against, among others, the Blackstone entities that are members of the Partnership’s joint venture to build five product tankers (the “Joint Venture”) seeking a judgment declaring that:

          (i) no Board Reduction Event (as such term is defined in the Joint Venture’s Limited Liability Company Agreement) has occurred;

          (ii) the purported removal of USS Product Carriers LLC, a wholly-owned subsidiary of the Partnership (“Product Carriers”), as the Managing Member of the Joint Venture and designating one of the Blackstone entities as the Managing Member of the Joint Venture was unauthorized and invalid and that Product Carriers remains the Managing Member of the Joint Venture;

          (iii) no Manager Termination Event (as such term is defined in that certain Management and Operating Agreement, dated as of August 7, 2006, by and among USS Product Manager LLC, a wholly-owned subsidiary of the Partnership (“Product Manager”), the Joint Venture and the other parties thereto (the “Management Agreement”)) has occurred; and

          (iv) the purported termination of Product Manager’s right to provide management and operating services under the Management Agreement with respect to all vessels owned by the Joint Venture other than the vessel Golden State (the only vessel currently being operated by the Joint Venture) was unauthorized and invalid and that Product Manager retains the right to provide management and operating services under the Management Agreement with respect to all vessels owned by the Joint Venture.

The Partnership’s lawsuit also seeks a declaration that any commencement by the lenders to the Joint Venture of foreclosure proceedings on the Golden State and the membership interests in the Joint Venture’s subsidiary that owns the vessel was unauthorized and invalid.

Pending a final determination of the lawsuit, the Partnership filed a motion for a preliminary injunction seeking to enjoin defendants from, among other things:

          (i) foreclosing upon the vessel Golden State or the membership interests in the Joint Venture’s subsidiary that owns the vessel;

          (ii) interfering with Product Carriers’ functioning as the Managing Member of the Joint Venture; and

          (iii) interfering with Product Manager’s supervision of the operation of the vessel Golden State or the construction or operation of the other four vessels currently being constructed for the Joint Venture.

The Partnership’s motion is currently scheduled to be heard on April 30, 2009. Pending such hearing, the court, with defendants’ consent, entered a temporary restraining order which restrains defendants from:

          (i) foreclosing upon the vessel Golden State or the membership interests in the Joint Venture’s subsidiary that owns the vessel except upon five business days prior notice, which notice cannot be given before May 1, 2009; or

          (ii) replacing Product Manager as vessel manager of the vessel Golden State and the other four vessels currently being constructed for the Joint Venture prior to May 7, 2009, with notice of replacement, if any, to be given at least five business days prior to such replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SHIPPING PARTNERS L.P.

By:	US Shipping General Partner LLC,
its general partner

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer
(principal executive officer)

Date: April 9, 2009